Exhibit 5.A.1

October 25, 2018

Mr. Taro Aso

Minister of Finance,

Tokyo, Japan

Japan Bank for International Cooperation

Tokyo, Japan

Dear Sirs:

Referring to the issue by Japan Bank for International Cooperation (hereinafter referred to as “JBIC”) of U.S.$2,000,000,000 principal amount of the 3.375% Guaranteed Bonds Due October 31, 2023 and U.S.$1,000,000,000 principal amount of the 3.500% Guaranteed Bonds Due October 31, 2028 (hereinafter collectively, referred to as the “Debt Securities”) and the guarantee of the Debt Securities by Japan, we have acted as counsel for JBIC and Japan.

We have examined all the relevant laws, orders, ordinances and other acts under which the issuance and sale of the Debt Securities and the guarantee thereof by Japan will be authorized, in particular, (i) the provisions of the Japan Bank for International Cooperation Act (Act No. 39 of 2011, as amended) (the “JBIC Act”), (ii) the provisions of the Act Concerning Special Measures with respect to Acceptance of Foreign Capital from International Bank for Reconstruction and Development, etc. (Act No. 51 of 1953, as amended) (the “Special Measures Act”), and (iii) the latest Registry Certificate with respect to JBIC.

We have also examined such other documents, matters and laws as we have deemed relevant.

We advise you that it is our opinion that, when the issuance of the Debt Securities complies with the basic policy concerning the issuance of JBIC’s bonds in respect of the fiscal year ending March 31, 2019 (the “Fiscal Year 2018”) of JBIC, duly approved by the Minister of Finance pursuant to Article 33, paragraph 4 of the JBIC Act, and the guarantee of the Debt Securities has been duly approved by the Minister of Finance or Minister of State, Minister of Finance ad interim pursuant to Article 2 of the Special Measures Act and Article 12 of General Provisions of the General Account Budget of Japan for the Fiscal Year 2018 of Japan, when the Debt Securities have been executed on behalf of JBIC by the facsimile signature of Mr. Tadashi Maeda, Governor of JBIC, when the guarantee of the Debt Securities by Japan has been endorsed on the Debt Securities bearing the facsimile signature or the official seal impression (or the facsimile thereof) of the Minister of Finance, when the Debt Securities have been duly authenticated by MUFG Bank, Ltd., London Branch, as Fiscal Agent, under the fiscal agency agreement dated October 24, 2018 (New York City time) / October 25, 2018 (Tokyo time) (the “Fiscal Agency Agreement”) relating to the Debt Securities, and when the Debt Securities have been delivered and paid for, the Debt Securities will have been duly authorized, executed, authenticated and issued by JBIC, and will, assuming that the Debt Securities will constitute the valid and legally binding obligations of JBIC, entitled to the benefits provided by the Fiscal Agency Agreement, under their governing law, to which they are subject and as to which we render no opinion, constitute the valid and legally binding obligations of JBIC, entitled to the benefits provided by the Fiscal Agency Agreement, and the guarantee of the Debt Securities by Japan will have been duly authorized in accordance with the Constitution and laws of Japan and will, assuming that the guarantee of the Debt Securities by Japan will constitute the valid, binding, direct and unconditional general obligation of Japan, for the performance of which the full faith and credit of Japan will have been pledged, under its governing law, to which it is subject and as to which we render no opinion, constitute the valid, binding, direct and unconditional general obligation of Japan, for the performance of which the full faith and credit of Japan will have been pledged.

We have further assumed, for the purpose of rendering this opinion, that (i) all signatures or seal impressions on any document we reviewed are true and genuine; (ii) all documents submitted to us as originals are authentic and complete; (iii) all documents submitted to us as copies are complete and conform to the originals thereof that are authentic and complete; (iv) all documents submitted to us as forms are executed in such forms; (v) all natural person-signatories who have executed or delivered the Debt Securities, the guarantee of Japan, the Fiscal Agency Agreement and other documents related thereto on behalf of the relevant parties thereto have sufficient legal capacity to take such actions; (vi) each party (other than JBIC and Japan) to each of the Debt Securities, the Fiscal Agency Agreement and other documents related thereto is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full and complete power and authority (corporate or otherwise) to execute and deliver, and to perform its obligations under, such document; (vii) each of the Debt Securities, the guarantee of Japan, the Fiscal Agency Agreement and other relevant documents has been duly authorized, executed and delivered by all the parties thereto (other than JBIC and Japan); (viii) nothing in the applicable law of any jurisdiction other than Japan would conflict with, or preclude the performance, legality, effectiveness or enforcement of, any of the Debt Securities, the guarantee of Japan, the Fiscal Agency Agreement or other relevant documents; (ix) the Debt Securities, the guarantee of Japan, the Fiscal Agency Agreement and any other relevant documents are legal, valid and binding on the parties thereto and enforceable in accordance with their respective terms under their respective governing laws (other than Japanese law); and (x) none of the documents examined have been rescinded, cancelled, modified or amended since the date thereof. We have not independently verified any of the matters referred to in (i) to (x) above.

The foregoing opinions are qualified by and subject to the limitations, set forth below:

(a)

This opinion is strictly limited to the matters stated herein and shall not be construed as extending by implication to any matters or documents not specifically referred to herein. Without any prejudice to the generality of the foregoing, nothing in this opinion may be taken as expressing an opinion in respect of any representations or warranties (other than those expressly stated herein), or other information contained in the documents examined in connection with this opinion except as expressly confirmed herein;

(b)	We are members of the bar of Japan and our opinion is limited to the laws of Japan;

(c)	We neither express nor imply any view or opinion with regard to the requirements of any state or country other than Japan;

(d)	We express no opinion as to the availability of specific performance, injunctive relief or any other similar remedy;

(e)	We are expressing no opinion as to the enforceability, as distinguished from the valid and legally binding nature, of the obligations;

(f)	The opinions expressed above are subject to applicable statutes of limitation, appropriate court procedures, the public order or policy, good morals doctrine and the abuse of rights doctrine;

(g)	The above opinions do not cover any matters related to tax law;

(h)

Certain terms used in any of the Debt Securities, the guarantee of Japan, the Fiscal Agency Agreement and certain concepts expressed therein (i) may not have an equivalent in the Japanese language or under Japanese legal principles, or (ii) may have a different meaning in legal practice under the governing law thereof from that understood by Japanese counsel, including ourselves, based upon the plain-English meaning of such terms or concepts, as the case may be; and

(i)

In this opinion, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concepts described by the equivalent English terms as they exist under the laws of other jurisdictions; and

(j)

The opinion expressed above relating to the legality, validity, effectiveness or enforceability of the obligations under any documents governed by any laws other than the laws of Japan shall mean that the laws of Japan will permit the application of the relevant governing law other than the laws of Japan to the legality, validity, effectiveness or enforceability of the obligations under such documents.

The undersigned consents to the filing of this opinion as an exhibit to an Annual Report on Form 18-K/A filed with the United States Securities and Exchange Commission on October 25, 2018.

Very truly yours,
/s/ Nagashima Ohno & Tsunematsu

(AY)